UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2009

Einstein Noah Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

001-33515

(Commission File Number)

Delaware	13-3690261
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

555 Zang Street, Suite 300, Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

(303) 568-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

Einstein Noah Restaurant Group, Inc. (the “Company”) will make a presentation at the Piper Jaffray 29th Annual Consumer Conference on Monday, June 9, 2009 at 12:30 pm EST. The slides are available on our website at:

www.einsteinnoah.com/index.cfm?fuseaction=financialsMedia.content&content_id=20.

The following statements will be made public as part of the presentation:

•	Percentage of revenue for the last twelve months through March 31, 2009 by brand:

•	Einstein Bros.: 79%

•	Noah’s: 20%

•	Manhattan Bagel: 1%

•	Our 4 – 5% annual sales growth is based on the following factors:

•	Pricing 2%

•	New Products 1%

•	Media/Awareness 1%

•	Value 1%

•	The Company’s estimates for 2009 restaurant upgrades based on 2008 data are as follows:

•	Capital cost is approximately $80,000

•	Sales increase is approximately $33,000 per year, or a 3.2% sales growth

•	Profit from operations increase is approximately $24,000 per year

•	Cash on cash return is approximately 30% per year

•	Our licensing agreements have had an average unit volume of $490,000 and a weighted average royalty rate of 6.2% through December 30, 2008.

•	We intend to have 50% of our total locations be franchised or licensed by 2012, providing an approximate $8 million in annual incremental cash flow.

•	The Company’s estimates for 2009 new restaurants based on 17 stores opened in fiscal 2008 are as follows:

•	Investment cost is approximately $600,000

•	Average unit volume for the last twelve months of $909,000

•	Profit from operations increase is approximately $183,000 per year

•	Store margins of 20% per year

•	Cash on cash return is approximately 31% per year

•	Historical system-wide comparable store sales:

•	Fiscal 2006: 4.6%

•	Fiscal 2007: 4.0%

•	First quarter 2007: 1.4%

•	Second quarter 2007: 5.4%

•	Third quarter 2007: 5.3%

•	Fourth quarter 2007: 4.1%

•	Fiscal 2008: 1.4%

•	First quarter 2008: 4.5%

•	Second quarter 2008: 2.5%

•	Third quarter 2008: 0.1%

•	Fourth quarter 2008: (1.0%)

•	The following table is a breakdown of our average unit volume for the last twelve months through December 30, 2008:

•	Approximately 42% of total units deliver a contribution margin over 20%.

•	The Company believes that the following initiatives are expected to restore store level margins to historic levels in the second half of 2009:

•	We expect cost of sales to decrease $1.2 to $1.5 million for the remainder of 2009 compared to 2008.

•	We have had productivity improvements in the areas of SKU rationalization, labor efficiencies and food cost management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EINSTEIN NOAH RESTAURANT GROUP, INC.

Date: June 9, 2009	/S/ RICHARD P. DUTKIEWICZ
Richard P. Dutkiewicz
Chief Financial Officer